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                                                                    EXHIBIT 4.1A

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


          THIS AMENDMENT is entered into as of the 26th day of June, 1996, by and among INTERIM SERVICES INC., a Delaware corporation (the "Company"), BOATMEN'S TRUST COMPANY ("Boatmen's"), and CHASE MELLON SHAREHOLDER SERVICES, L.L.P., a New York Limited liability partnership ("Chase" or "Successor Rights Agent").


                                 R E C I T A L S

          A. The Company and Boatmen's entered into that certain Rights Agreement dated March 17, 1994, whereby the Company appointed Boatmen's as the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of said Rights Agreement.

          B. The Company desires to remove Boatmen's as Rights Agent and appoint Chase as Successor Rights Agent.

          C. The parties hereto desire that the Rights Agreement be amended to accomplish the foregoing.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Pursuant to Sections 21 and 27 of the Rights Agreement:

          (a) the Company hereby appoints CHASE MELLON SHAREHOLDER SERVICES, L.L.C., a New York limited liability partnership, whose principal office for the purpose of this Amendment is 85 Challenger Road, Overpeck Center, Ridgefield
Park, New Jersey   07660, to act as agent for the Company and the holders of the
Rights in accordance with the terms and conditions of the Rights Agreement, and Chase hereby accepts such appointment; and

          (b) the Rights Agreement is hereby amended in its entirety as necessary or appropriate to reflect the appointment of Chase as Successor Rights Agent pursuant to this Amendment No. 1.

          2. Chase represents, warrants and acknowledges to the Company that it is either (a) a corporation organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by Federal or state authority and which has as of the date hereof a combined capital and surplus of at least $25,000,000, or (b) an affiliate of a corporation described in clause (a) of this sentence.

          3. Boatmen's, as the current Rights Agent, and Chase, as a current transfer agent of the Company, each hereby expressly waives any prior or subsequent notice requirements associated with the appointment of Chase as Successor Rights Agent, including the notice provision of Section 21 of the Rights Agreement.

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          4.  As promptly as practicable, and in any event within thirty (30)
days after the effective date hereof, Boatmen's shall deliver and transfer to Chase any property or documentation (or copies thereof) held by Boatmen's regarding the Rights Agreement, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Amendment No. 1.

          5. Upon completion by Boatmen's of the items set forth in paragraph 4 herein, the Company acquits, releases, and Forever discharges Boatmen's of and from all actions, suits, sums or money, damages, claims and liabilities whatsoever which the Company may have had or hereafter may have with respect to any aspect of the Rights Agreement.

          6. The Company and Boatmen's agree to indemnify and hold Chase, as Successor Rights Agent, harmless from and against any and all acts of Boatmen's, as the predecessor Rights Agent, together with all liability arising therefrom.

          7. On the effective date of this Amendment No. l, Chase, as Successor Rights Agent, shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

          8. In all other respects, except as herein stated, the Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. l to Rights Agreement, effective as of the date first above written.


                              INTERIM SERVICES INC.


                              By /s/ John B. Smith
                                 ----------------------------------------
                                    John B. Smith, Senior Vice President,
                                    Legal Counsel and Secretary



                              BOATMEN'S TRUST COMPANY


                              By /s/ (Illegible)
                                 ----------------------------------------

                                    Its VICE-PRESIDENT
                                       ----------------------------------


                              CHASE MELLON SHAREHOLDER
                              SERVICES, L.L.C.


                              By /s/ (Illegible)
                                 ----------------------------------------

                                    Its ASSISTANT VICE PRESIDENT
                                       ----------------------------------